UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
 SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	04-2458042
(State of incorporation or organization)	(IRS Employer Identification No.)

321 Railroad Avenue
Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered
Common Stock Rights to Purchase Preferred Shares Class A Common Stock Rights to Purchase Preferred Shares	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.       ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.       ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement of Registration A offering statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

A description of the Registrant's Common Stock Rights to purchase Series I Participating Preferred Shares and Class A Common Stock Rights to purchase Series J Participating Preferred Shares is set forth under "Entry into a Material Definitive Agreement" in the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 13, 2018, which description is incorporated herein by reference.

Item 2.  Exhibits.

3.1(a)
Articles Supplementary of the Corporation, dated August 13, 2018, classifying the Corporation's Series I Participating Preferred Shares (incorporated herein by reference to Exhibit 3.1(a) to the Current Report on Form 8-K filed by Urstadt Biddle Properties Inc. with the United States Securities and Exchange Commission on August 13, 2018).

3.1(b)
Articles Supplementary of the Corporation, dated August 13, 2018, classifying the Corporation's Series J Participating Preferred Shares (incorporated herein by reference to Exhibit 3.1(b) to the Current Report on Form 8-K filed by Urstadt Biddle Properties Inc. with the United States Securities and Exchange Commission on August 13, 2018).

4.1
Rights Agreement, dated as of August 13, 2018, between Urstadt Biddle Properties Inc. and Computershare Inc., as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Urstadt Biddle Properties Inc. with the United States Securities and Exchange Commission on August 13, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

URSTADT BIDDLE PROPERTIES INC.
(Registrant)

DATE: October 25, 2018	By: /s/ Willing L. Biddle
Willing L. Biddle
President and Chief Executive Officer